Exhibit 99.1
BALLY’S CORPORATION COMPLETES ACQUISITION OF ELDORADO SHREVEPORT

PROVIDENCE, R.I., December 23, 2020 -- Bally’s Corporation (NYSE: BALY) (the “Company”) today announced that it has completed the previously announced acquisition of Eldorado Resort Casino Shreveport from Caesars Entertainment, Inc. (NASDAQ: CZR). The total purchase price of the acquisition was $140 million, subject to customary adjustments, and was funded with cash on hand and available borrowings under the Company’s revolving credit facility.

“Eldorado Shreveport represents the latest step in our ongoing portfolio diversification strategy, expanding our rapidly growing geographic footprint into the attractive Shreveport/Bossier City market,” said George Papanier, President and Chief Executive Officer of Bally’s Corporation. “Eldorado Shreveport is a first-class, premier entertainment asset that is emblematic of the iconic Bally’s brand. With the close of this transaction, we are looking forward to integrating Eldorado Shreveport into the Bally’s family, and implementing our proven strategic initiatives to drive growth and revenue improvements.”

Eldorado Resort Casino Shreveport is located in Shreveport, Louisiana, and is situated right on the banks of the Red River. This premier property includes 1,401 slots, 54 tables and 403 hotel rooms.

About Bally’s Corporation

Bally's Corporation currently owns and manages 11 casinos across seven states, a horse racetrack, and 13 authorized OTB licenses in Colorado. With more than 5,900 employees, the Company's operations include 13,260 slot machines, 459 game tables and 2,941 hotel rooms. Properties include Twin River Casino Hotel (Lincoln, RI), Tiverton Casino Hotel (Tiverton, RI), Hard Rock Hotel & Casino (Biloxi, MS), Casino Vicksburg (Vicksburg, MS), Dover Downs Hotel & Casino (Dover, DE), Bally's Atlantic City (Atlantic City, NJ), Eldorado Resort Casino Shreveport (Shreveport, LA), Casino KC (Kansas City, MO), Golden Gates Casino (Black Hawk, CO), Golden Gulch Casino (Black Hawk, CO), Mardi Gras Casino (Black Hawk, CO), and Arapahoe Park racetrack (Aurora, CO). Following the completion of pending acquisitions, which include Tropicana Evansville (Evansville, IN), Jumer's Casino & Hotel (Rock Island, IL), and MontBleu Resort Casino & Spa (Lake Tahoe, NV), the Company will own and manage 14 casinos across 10 states. Its shares trade on the New York Stock Exchange under the ticker symbol "BALY."

Forward Looking Statements

This communication contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than historical facts, including future financial and operating results and Bally’s Corporation’s (“Bally’s”) plans, objectives, expectations and intentions, legal, economic and regulatory conditions and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements are sometimes identified by words like "may," "will," "should," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "could," "project," "predict," "continue," "target" or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) uncertainty surrounding the ongoing COVID-19 pandemic, including uncertainty regarding its extent, duration and impact, the resulting closure of Bally’s properties (all of which have re-opened at some limited level of capacity) and the risk that the ongoing COVID-19 pandemic may require Bally’s properties to close again for an indeterminable period of time; (2) the time it will take Bally’s to return its facilities to full capacity and the restrictions applicable to its facilities until then; (3) the costs to comply with any mandated health requirements associated with the virus; (4) customer responses as Bally’s facilities continue to operate under various restrictions including the time it takes customers to return to the facilities and the frequency with which they visit Bally’s facilities; (5) the economic uncertainty and challenges in the economy resulting from the ongoing COVID-19 pandemic, including the resulting reduced levels of discretionary consumer spending; (6) challenges Bally’s may face in bringing employees back to work upon re-opening of its facilities; (7) unexpected costs, charges or expenses resulting from the recently completed acquisitions; (8) uncertainty of the expected financial performance of Bally’s, including the failure to realize the anticipated benefits of its acquisitions; (9) Bally’s ability to implement its business strategy; (10) evolving legal, regulatory and tax regimes; (11) the effects of competition that exists in the gaming industry; (12) the actions taken to reduce costs and losses as a result of the COVID-19 pandemic, which could negatively impact guest loyalty and our ability to attract and retain employees; (13) risks associated with increased leverage from Bally’s recently completed and proposed acquisitions; (14) the inability or unwillingness of the lenders under our revolving credit facility to fund requests that we may make to borrow amounts under the facility; (15) increased borrowing costs associated with higher levels of borrowing, (16) the risk that contemplated acquisitions, and the expected benefits therefrom and the timing thereof, do not occur as planned or at all; and (17) other risk factors as detailed under Part I. Item 1A. "Risk Factors" of Bally’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as filed with the Securities and Exchange Commission on March 13, 2020 and Bally’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020 as filed with the Securities and Exchange Commission on November 6, 2020. The foregoing list of important factors is not exclusive.

Any forward-looking statements speak only as of the date of this communication. Bally’s does not undertake any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Investor Contact

Steve Capp
Executive Vice President and Chief Financial Officer
401-475-8564
InvestorRelations@twinriver.com

Media Contact

Richard Goldman / David Gill
Kekst CNC
646-847-6102 / 917-842-5384
BallysMediaInquiries@kekstcnc.com